High River Limited Partnership
                   100 South Bedford Road
                 Mt. Kisco, New York  10549






                                   December 28, 1995


Tortoise Corp.
One Wall Street Court
9th Floor
New York, New York  10005

Internationale Nederlanden (U.S.) Capital Corporation
135 East 57th Street
New York, New York 10022

          Re:  Loan to Tortoise Corp. ("Borrower") by
               High River Limited Partnership ("Lender")

Gentlemen:

          Reference is made to that certain letter agreement by and among Borrower and Lender, dated December 21, 1995 (the "Original Letter Agreement"), executed and delivered by Borrower and Lender. Borrower and Lender desire to amend and restate the Original Letter Agreement and Internationale Nederlanden (U.S.) Capital Corporation ("ING") desires to become a party to such amended and restated agreement (the "Amended and Restated Agreement"). Therefore, in consideration of the mutual agreements contained herein, Borrower and Lender agree that the Original Letter Agreement is hereby amended and restated in its entirety as provided for herein, and Borrower, Lender and ING agree as follows:

Background

          On December 21, 1995, the following occurred:
Chelonian Corp., a New York corporation ("Chelonian"), made a capital contribution in the amount of Forty-Five Million
Dollars ($45,000,000) (the "Proceeds") to Lender. Lender instructed Chelonian to pay such amount to Lehman Brothers
Inc. ("Lehman Brothers") for the account of Lender.
Borrower distributed a dividend to Chelonian in the amount of the Proceeds. Chelonian instructed Borrower to pay such amount to Lehman Brothers for the account of Lender.
Borrower caused an amount equal to the Proceeds to be paid to Lehman Brothers, and Lehman Brothers released its security interest in the Securities (as defined below).

          On December 21, 1995, Lender desired to lend the
Securities (as defined below) to Borrower in a manner equivalent to an accommodation pledge. Pursuant to such objectives, Borrower and Lender entered into the Original
Letter Agreement and have entered into this Amended and Restated Letter Agreement regarding the lending of the Securities under circumstances in which Lender's risk of loss or opportunity for gain with respect to the Securities will not be reduced, subject to the rights of ING set forth herein. Also on December 21, 1995, ING made a loan to Borrower secured (in part) by a pledge by Borrower in favor of ING of the Securities.

     1.   The Loan.

          1.1  Simultaneously with the execution and
delivery of the Original Letter Agreement, Lender loaned
(the "Loan") to Borrower and Borrower borrowed from Lender
2,951,000 shares of common stock, par value $.01 per share
("Shares"), of RJR Nabisco Holdings Corp. ("RJR") (the
"Securities"). In connection therewith, Borrower had the right to transfer the Securities to its own name or to the name of ING, as its designee.

          1.2 Simultaneously with the execution of the Original Letter Agreement, Lender (i) delivered or caused to be delivered to Borrower all Securities that are certificated securities (as defined in the Uniform
Commercial Code) either (A) registered or issued in the name of, or payable or endorsed to bearer or to the order of, a nominee of Borrower or (B) endorsed in blank or accompanied by undated stock powers duly executed in blank, or (ii) caused the making of the appropriate entries on the books of a financial intermediary (as defined in section 8-313(4) of the Uniform Commercial Code), reducing the account of Lender or (in the case of a transfer directly from a seller of securities to Borrower) the seller of such Securities, and increasing the account of Borrower, by the amount or number of such Securities and caused such financial intermediary to confirm to Borrower that it is in the custody of such Securities for the account of Borrower and that appropriate entries have been made on its books and records.

          1.3 In consideration of the Loan contemplated by the Original Letter Agreement, simultaneously with the execution of the Original Letter Agreement, Borrower delivered to Lender, a fee in the amount of $45,000 and, if the Loan is outstanding on December 21, 1996, Borrower shall deliver to Lender, on such date, as consideration for the continued extension of the Loan, a fee in the amount of $45,000.

          1.4 Borrower shall have the right to pledge the Securities to ING pursuant to the Amended and Restated Security Agreement, dated May 20, 1993, between Borrower and ING (as amended from time to time, the "Security Agreement"), to secure the payment of all loans and other amounts now or in the future owed by Borrower to ING arising in connection with or pursuant to the Amended and Restated Credit Agreement, dated May 20, 1993, between Borrower and ING (as amended from time to time, the "Credit Agreement"). In connection therewith, Borrower shall have the right to transfer the Securities into the name of Borrower and, to the extent the Securities are in certificated form (the "Certificates"), deliver to ING the Certificates, together with undated stock powers duly endorsed in blank. If the Securities are pledged and delivered to ING as provided in this Section 1.4, Lender specifically acknowledges and agrees that (i) the direct and incidental rights of Lender to the Securities (including under Section 1.5 below) and hereunder against Borrower shall be subject and subordinate to the rights of ING, (ii) ING may treat the Securities in the same manner as other collateral pledged to it under the Security Agreement, (iii) if an Event of Default (as defined in the Credit Agreement) occurs, ING may sell or otherwise dispose of and deliver the Securities in accordance with the Security Agreement and Credit Agreement, and may apply the proceeds thereof to all or any amounts due to ING under the Credit Agreement or the Security Agreement or any other Basic Document (as defined in the Credit Agreement), (iv) it waives any and all claims with respect to the ownership (whether legal or beneficial) of the Securities for so long as the Securities are pledged to ING (including, without limitation, if the Securities are sold by ING in accordance with the terms of the Credit Agreement and the Security Agreement), and (v) ING will be under no obligation to separately account to Lender for the proceeds of the sale of the Securities upon the occurrence of an Event of Default, or with regard to other actions taken by ING with respect to the sale or disposition of the Securities pursuant to the Security Agreement and Credit Agreement.

          1.5 During the term of the Loan, Borrower shall deliver to Lender promptly (but subject to any rights in favor of ING under the Security Agreement), amounts equal to any and all amounts (i) paid as distributions by the issuers of the Securities to the holders thereof, and (ii) paid upon redemption of any of the Securities to the holders thereof, regardless of whether any such distributions or amounts paid upon redemption are received by Borrower. If the Securities are pledged to ING pursuant to the Security Agreement, (i) Borrower shall have the right to pledge to ING on the same basis as the Securities are pledged, any and all dividends and distributions made in respect of the Securities and all securities received on account of the Securities which, pursuant to the Security Agreement, are required to be pledged to ING, and (ii) Borrower shall promptly transfer to Lender, securities identical to any securities received on account of the Securities, whether or not pledged to ING.

          1.6 Within five (5) business days after Lender has given Borrower and ING written notice of demand therefor, but in no event more than two (2) years after the date hereof, Borrower will transfer the Securities, aggregating 2,951,000 Shares, to the name of Lender and deliver the Certificates (or an identical number of identical Shares) to Lender at 100 South Bedford Road, Mt. Kisco, New York 10549 and the Loan under this agreement shall terminate. If Borrower defaults under this agreement and fails to transfer ownership or deliver the Certificates for any reason, including, without limitation, because the Securities are pledged to ING in accordance with Section 1.4 hereof, Borrower shall pay to Lender, as liquidated damages, an amount equal to the then current Market Value of the Securities (as hereinafter defined) plus a default penalty in the amount of five percent (5%) of the then current Market Value of the Securities. For purposes of this
Section 1.6, "Market Value" shall mean, on any date specified herein, the amount per Share equal to (a) the last sale price of a Share, regular way, on such date, or if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the Securities are then listed or admitted to trading, or (b) if the Securities are not then listed or admitted to trading on any national securities exchange but are designated as a national market system security by the NASD, the last trading price of a Share on such date, or (c) if there shall have been no trading on such date or if the Securities are not so designated, the average of the closing bid and asked prices of a Unit on such date as shown by the NASDAQ system, or (d) if the Securities are not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value per Share or (y) the fair market value thereof determined in good faith by the Board of Directors of Lender as of a date which is not more than 15 days prior to the date as of which the determination is to be made.

          1.7 Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part without penalty.

     2.   Representations by Borrower.

          Borrower represents and warrants to ING and Lender as set forth in Sections 2.1 through 2.6, and covenants and agrees with Lender and ING as set forth in Section 2.7, that, with respect to the Original Letter Agreement, as of December 21, 1995, and with respect to the Amended and Restated Letter Agreement, as of the date hereof:

          2.1 Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New York.

          2.2 The execution, delivery and performance of the Original Letter Agreement and this Amended and Restated Letter Agreement are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and have been fully executed and delivered by Borrower.

          2.3 Borrower is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, assets or financial condition. Neither the execution, delivery and performance of the terms and provisions of the Original Letter Agreement nor this Amended and Restated Letter Agreement will be contrary to the provisions of, or constitute a default under, any law, rule or regulation applicable to Borrower, the Certificate of Incorporation of Borrower or any agreement to which Borrower is a party or to which any of its property may be subject.

          2.4 Each of the Original Letter Agreement and this Amended and Restated Letter Agreement constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

          2.5 On December 21, 1995, Borrower, a transferor who had rights in the Securities within the meaning of
Section 8-321(2) of the Uniform Commercial Code as in effect in the State of New York (the "UCC"), transferred its interest in the Securities to ING within the meaning of Sections 8-313 and 8-301 of the UCC, and accordingly, ING acquired a perfected security interest in the Securities, and all proceeds thereof, pursuant to Section 8-321(2) of the UCC, securing the Obligations (as defined in the Credit Agreement).

          2.6 Promptly following a request by either ING or Lender, Borrower shall execute, deliver and perform all such additional documents, instruments and certificates and take all such other action necessary to enable Lender and ING to execute or exercise and enforce its rights hereunder or thereunder.

     3.   Representations by Lender.

          Lender represents and warrants to Borrower and ING as set forth in Sections 3.1 through 3.4, and covenants and agrees with Borrower and ING as set forth in Section 3.5, that with respect to the Original Letter Agreement, as of December 21, 1995, and with respect to the Amended and Restated Letter Agreement, as of the date hereof:

          3.1 Lender is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2 On December 21, 1995, Lender transferred its interest in the Securities to Borrower within the meaning of Sections 8-301 and 8-313 of the UCC.

          3.3 Lender is not a party to any contract or agreement or subject to any restriction which materially adversely affects its business, assets or financial condition. Neither the execution, delivery and performance of the terms and provisions of the Original Letter Agreement nor this Amended and Restated Letter Agreement will be contrary to the provisions of, or constitute a default under, any law, rule or regulation applicable to Lender, Lender's organizational documents or any agreement to which Lender is a party or to which any of its property may be subject.

          3.4 Each of the Original Letter Agreement and this Amended and Restated Letter Agreement constitutes the legal, valid and binding obligation of Lender enforceable against Lender in accordance with its terms.

          3.5 Promptly following a request by either ING or Borrower, Lender shall execute, deliver and perform all such additional documents, instruments and certificates and take all such other action necessary to enable Borrower and ING to execute or exercise and enforce its rights hereunder or thereunder.

     4.   Governing Law.  THIS AMENDED AND RESTATED LETTER
AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND
LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE
WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT
REGARD TO CONFLICT OF LAWS PRINCIPLES.

     5. Consent to Jurisdiction. THE PARTIES HERETO AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDED AND RESTATED LETTER AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, BUT SUCH PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION IN ANY DISPUTE THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING SUCH DISPUTE.

     6.   Waiver of Jury Trial.    EACH OF THE PARTIES
HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN ANY OF THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM UNDER THIS AMENDED AND RESTATED LETTER AGREEMENT. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     7.   Amendments.  This Amended and Restated Letter
Agreement may not be amended except in a writing signed by each of the parties hereto.

     8. Successors and Assigns. This Amended and Restated Letter Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and ING and their respective successors and assigns, provided, that neither Lender nor Borrower may assign its rights or obligations hereunder without the prior written consent of ING.

     9. Inducement for ING. The parties acknowledge and agree that this Amended and Restated Letter Agreement is a material inducement to ING making loans to Borrower, and that a breach of a representation or covenant hereunder shall constitute an Event of Default under (and as defined in) the Credit Agreement.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their representatives thereunto duly authorized, all as of the date first above written.


                    HIGH RIVER LIMITED PARTNERSHIP
                    By: Riverdale Investors Corp., Inc.,
                         general partner



                    ____________________________________
                         Edward E. Mattner
                         President


Accepted and Agreed
this 28th day of December, 1995

TORTOISE CORP.



By:_________________________
     Edward E. Mattner
     President


INTERNATIONALE NEDERLANDEN (U.S.)
 CAPITAL CORPORATION



By:_________________________
Name:
Title:

[Signature Page to Amended and Restated Letter Agreement between High River Limited Partnership, Tortoise Corp. and
Internationale Nederlanden (U.S.) Capital Corporation]